Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them to such a statement on Schedule 13G with respect to the common stock of Capella Education Company beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

Dated: February 22, 2007

Forstmann Little & Co. Equity Partnership-VI, L.P.

By: FLC XXXII Partnership, L.P., its general partner

By:	/s/ Winston W. Hutchins
Name: Winston W. Hutchins
Title: General Partner

Forstmann Little & Co. Equity Partnership-VII, L.P.

By: FLC XXXII Partnership, L.P., its general partner

By:	/s/ Winston W. Hutchins
Name: Winston W. Hutchins
Title: General Partner

Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.

By: FLC XXXIII Partnership, L.P., its general partner

By:	/s/ Winston W. Hutchins
Name: Winston W. Hutchins
Title: General Partner

FLC XXXII Partnership, L.P., its general partner

By:	/s/ Winston W. Hutchins
Name: Winston W. Hutchins
Title: General Partner

FLC XXXIII Partnership, L.P., its general partner

By:	/s/ Winston W. Hutchins
Name: Winston W. Hutchins
Title: General Partner

Theodore J. Forstmann

/s/ Theodore J. Forstmann
Name:Theodore J. Forstmann

Winston W. Hutchins

/s/ Winston W. Hutchins
Name: Winston W. Hutchins